INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
ON NOVEMBER 18, 1997

**  Certificate No. 00 **     ** 000,000 Shares**

Business Advantage No. 8, Inc.

Secretary of State File No. 25675-1997

COMMON STOCK

This Certifies that               is the owner(s)
of                  fully paid and non-assessable
shares of Business Advantage No.8, Inc., a Nevada corporation, transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

In Witness Whereof, the Corporation has caused this Certificate to be issued and signed by its duly appointed officers on November 18, 1997.

----------------                 -----------------
President			         Secretary



$0.001 PAR VALUE  PER SHARE.




ASSIGNMENT AND TRANSFER OF SHARES

For value received, I/We hereby sell, assign and
transfer unto               shares of the Capital
Stock represented by the within Certificate and hereby irrevocably constitute and appoint to transfer the said stock of
Business Advantage No.8, Inc. a Nevada corporation, with full power of substitution in the premises.

DATED AND DONE the      day of ---------------.

----------------------------------
NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.